                             MASTER SERVICES AGREEMENT

      This Master Services Agreement (hereinafter referred to as the
"Agreement") is made and entered into on this the 29th day of September, 2005
(the "Effective Date"), by and between NGS TECHNOLOGIES, INC., a Delaware corporation, and its affiliates (hereinafter referred to as "NGS") and MTEM,
LTD., a United Kingdom corporation (hereinafter referred to as the "Contractor")
sometimes referred to hereinafter collectively as "Parties" or individually as
"Party."

      WHEREAS, NGS is in the business of exploration, development and production of hydrocarbons;

      WHEREAS, Contractor is the owner and holder of certain patents, licenses and rights to multi-transient electromagnetic survey technology and is in the business of conducting and analyzing multi-transient electromagnetic surveys for the oil and gas industry;

      WHEREAS, NGS desires to put in place an agreement with the Contractor to provided a framework for the provision by the Contractor of surveys over oil and gas properties using the EM Technology (as defined below) which surveys may be conducted in combination with certain technology that may be owned in the future by NGS or its subsidiaries;

      NOW, THEREFORE, the Parties hereto, with the intent to be legally bound, in return for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the mutual exchange of covenants and promises herein contained, agree as follows:

1.    DEFINITIONS

      In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set out opposite them below:

"Affiliates" means a Party's holding company, majority owned subsidiaries, and any majority owned subsidiaries of such holding company;

"Agreement Year" means a period of twelve (12) months commencing on the
Effective Date or any anniversary thereof;

"Contractor Group" means the Contractor and any or all agents, directors, officers, employees, contractors or invitees of the Contractor or its
Affiliates;

"Deliverables" means Raw Data and any multi-transient electromagnetic surveys, reports, analyses, compilations, data, studies and other materials to be supplied by the Contractor as specified in a Statement of Work;

"EM Technology" means MTEM's proprietary multi-transient electromagnetic survey technology;

"Intellectual Property Rights" means all present and future intellectual property rights of any kind whatsoever now or hereafter existing including, without limitation, patents, registered designs, copyrights, database rights
(excluding the Raw Data collected on behalf of NGS), design rights, trademarks, trade names, domain names and know-how, whether or not any of these is registered or capable of registration, and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist in any part of the world from time to time and any applications for any such rights or registrations thereof;

"NGS Group" means NGS and any or all agents, directors, officers, employees, contractors, joint owners or invitees of NGS or its Affiliates;

"Raw Data" means the individual unstacked impulse responses from each source-receiver pair located in the electromagnetic survey as collected by
Contractor in the provision of the Services;

"Services" means the carrying out of hydrocarbon surveys over oil and gas properties using EM Technology, including all ancillary mobilization and demobilization relating to such surveys and the provision of data processing and data inversion services as outlined under any Statement of Work;

"Statement of Work" means a document agreed between the Parties setting out their detailed rights and obligations in relation to specific Services, in a format to be agreed between the Parties from time to time.

2.    SERVICES

2.1   Agreement of Services.

      2.1.1 It is contemplated that from time to time during the term of this
Agreement, Contractor may be requested by NGS (through its duly authorized representatives) to perform survey services utilizing its EM Technology anywhere on the North American Continent. However the execution of this Agreement is not intended nor will it be construed to obligate NGS to award any specific services to Contractor or, to obligate the Contractor to provide any specific services to
NGS, unless as provided otherwise under this Agreement.

      2.1.2 NGS will request the Contractor to supply the Services by delivering to Contractor an outline Statement of Work. The Parties will thereafter use best reasonable commercial efforts to negotiate a mutually agreeable Statement of
Work within sixty (60) days from Contractor's receipt of the outline Statement of Work, or such other period as may be agreed between the Parties.

      2.1.3 The Parties shall conduct the negotiations for the Statement of Work in good faith, except that the Contractor will not be required to agree to perform Services as follows:

      (a) at times where Contractor's resources are unavailable or pre-committed pursuant to the terms of an existing fully executed written agreement with a third party, provided that Contractor shall give first priority to NGS for its next available resources or at the end of the existing commitment;
      or

      (b) which are for the benefit of a group in which NGS is less than a majority owner or a majority working interest owner. In particular
      Contractor will not be obliged to provide Services to NGS where NGS is acting as a sub-contractor for any other person or entity; or

      (c) where the Statement of Work requests less than fourteen (14) days of
      Services, such days being consecutive where reasonably practical for NGS;
      or

      (d) which are beyond the scope of the usual business of Contractor.

      2.1.4 In addition to its rights under section 2.1.3, the Contractor will not be obliged to provide in excess of sixty (60) days of Services per Agreement
Year. For purposes of this paragraph, the delivery date to Contractor of a
Statement of Work proposed by NGS under Section 2.1.2, where Services are ultimately delivered, shall be used in allocating the days of Service to any particular Agreement Year.

      2.1.5 It is specifically understood between the Parties that no performance is required hereunder except after agreement in writing to a
Statement of Work, this Agreement serving only to establish the terms and conditions of performance pursuant to which any future services will be performed.

2.2   Provision of the Services.

      2.2.1 Once the Parties have reached a mutually agreeable Statement of
Work, the Contractor shall commence the Services at such time as is specified in the Statement of Work or as otherwise agreed between the Contractor and NGS. The
Parties will provide the resources specified in the Statement of Work to enable the Contractor to provide the Services.

      2.2.2 Subject to the provisions of section 12 regarding the Contractor's
Intellectual Property Rights, all of the Deliverables shall be solely owned by
NGS upon payment in full of any sums due to the Contractor under this Agreement as set forth in the applicable Statement of Work.

      2.2.3 NGS will be responsible for providing the necessary permissions and access to land, materials, resources, facilities and, where applicable, personnel as specified in the Statement of Work to facilitate the provision of the Services by the Contractor. In addition, NGS acknowledge the reliance placed by the Contractor on the information contained in the Statement of Work relating to the site where the Services are to be performed, and consequently NGS warrants that such information is accurate to the best of NGS's knowledge and belief.

      2.2.4 Once agreed, should either Party wish to alter any provision in the
Statement of Work, the Parties will negotiate in good faith with a view to agreeing any appropriate alteration to costs, Deliverables or milestones. In the absence of any agreement, the Parties will continue to comply with their obligations as specified in the agreed Statement of Work.

      2.2.5 Notwithstanding anything agreed in the Statement of Work, the
Contractor will be entitled to refuse to supply the Services in any area which it reasonably deems to be hazardous or unsafe.

      2.2.6 NGS and Contractor shall each appoint and maintain a competent representative (hereinafter, a "Superintendent") to act on its behalf. The
Superintendent shall be authorized to act on behalf of NGS and Contractor respectively in all matters concerning the Services and administration of this
Agreement. Superintendents shall be available for consultation at all reasonable times, and all oral/or written communication shall be between these representatives. Should a Party's Superintendent prejudice the proper and efficient performance of the Services, the other Party may request his removal and upon good cause shown, the Superintendent shall be removed and replaced as soon as is reasonably practicable.

      Any suggestions or directions given by the NGS Superintendent shall be given only to the Superintendent or other person in charge of Contractor's
Group.

3.    COMPENSATION

      3.1 Basis of Payment. NGS shall pay for the Services an amount specified on Exhibit B attached hereto and incorporated by reference.

      3.2   Invoicing.

      3.2.1 Contractor shall be entitled to submit invoices to NGS as provided for in each Statement of Work and shall, except in relation to any agreed milestone payments, use commercially reasonable efforts to include detailed itemization and documentation of all Contractor Costs as defined in Exhibit "B".
A copy of all supporting documentation shall be provided to NGS with each invoice submitted.

      3.2.2 Payment of all invoices hereunder shall be due within thirty (30)
days of the receipt of such invoice, such payment to be made in the currency and to the bank account specified in the Statement of Work. NGS shall not be required to pay any specific portion of an invoice which it disputes or which does not include detailed itemization and supporting documentation for all
Contractor Costs. NGS will provide the Contractor with the items and reasons for dispute promptly in writing. Additionally, NGS shall not be required to pay any specific portion of an invoice if NGS has a bona fide disagreement as to the appropriateness of that portion of the invoice in question, and, NGS will provide the Contractor with the items and reasons for dispute promptly in writing. Contractor will use reasonable commercial efforts to provide NGS with information required to resolve any dispute. However, NGS agrees that should any portion of an invoice be disputed, NGS shall pay the non-disputed portion in accordance with the Statement of Work.

      3.2.3 Any amounts set out in the Statement of Work are exclusive of any applicable local sales taxes (applicable in the state or country in which the
Services are conducted), which will be payable in addition by NGS. NGS shall not be responsible for the payment of any direct or indirect value-added tax, foreign country-imposed tax and any withholding taxes, duties, imports or any similar tax.

      3.2.4 Without prejudice to any other remedies of the Contractor, in the event that any amount due hereunder is not paid on the due date, Contractor may charge NGS interest (both before and after any judgment) on the amount unpaid, at the rate of 3% per annum above the Wells Fargo base rate from time to time until payment in full is made, or, at the Contractor's option, suspend the provision of the Services. This clause 3.2.4 does not apply to those invoice amounts that NGS has disputed in accordance with section 3.2.2 above.

      3.2.5 The Contractor may invoice for 100% of Contractor Costs where the
Contractor is prevented from providing the Services in whole or in part for any period as a result of:

      (a) any local statutory public holidays; or

      (b) any acts or omissions of the NGS Group or any sub-contractor of the
      NGS Group; or

      (c) any extreme weather conditions as agreed between the Party representatives; or

      (d) an event of Force Majeure (as define in section 10 below).

      3.2.6 The Contractor will not invoice NGS for any Contractor Costs incurred where the Contractor is prevented from providing the Services in whole or in part for any period as a result of:

      (a) any acts or omissions of the Contractor or any sub-contractor of the
      Contractor; or

      (d) any lack or failure of equipment or other facilities to be provided by the Contractor.

      3.3 NGS shall not refuse to accept Deliverables in order to defer payment of any invoice.

      3.4 Notwithstanding the foregoing provisions of this section, the
Contractor shall have the right to negotiate a mutually agreeable rate for
Services if;

      3.4.1 any of the Services are provided on oil and gas properties or projects where NGS does not own a majority interest; or

      3.4.2 the Contractor agrees to provide Services in excess of sixty (60)
days per Agreement Year, but only with respect to that portion of Services that exceed sixty days in such period.

4.    TERM

      This Agreement shall be for an initial term of five (5) years commencing on the Effective Date, and may be extend for an additional five (5) year period upon the mutual written agreement of the Parties. In order to facilitate any extension of this Agreement beyond the initial term, the Parties will meet at least three months prior to the end of the initial term to discuss the appropriate commercial provisions relative to any extension.

5.    INDEPENDENT CONTRACTOR

      It is expressly understood and agreed that the relationship created by this Agreement is that of the principal and independent contractor and not that of principal and agent, master and servant, or employer and employee. Neither
Party nor its employees shall be deemed to be the employees of the other Party.
NGS shall designate the services and the ultimate results to be obtained, but shall leave to Contractor the methods and details of performance, NGS being interested only in the results obtained, and having no control over the manner and methods of performance.

      As an independent contractor, Contractor agrees to comply with all laws, rules, and regulations, whether federal, state or municipal, which now or in the future may be applicable to all service or work performed hereunder or applicable to Contractor's business, equipment, or employees engaged in or in any manner connected with its performance hereunder.

      In all cases where Contractor's employees (defined to include Contractor's direct, borrowed, special or statutory employees) are covered by the Louisiana
Workers' Compensation Act, La. R.S. 23:1021 et seq., NGS and Contractor agree that all services, work, and operations performed by Contractor and its employees pursuant to this Agreement are an integral part of and are essential to the ability of NGS to generate NGS' goods, products and services for purposes of La.R.S. 23:1061 (A)(1). Furthermore, NGS and Contractor agree that NGS is the statutory employer or special employer (as defined in La.R.S. 23:1031(c)) of
Contractor's employees. Contractor shall remain primarily responsible for the payment of Louisiana Worker's Compensation benefits to its employees, and shall not be entitled to seek contribution or indemnity for any such payments from
NGS. Contractor agrees that its worker's compensation insurance policy shall be endorsed to designate NGS as an alternative employer and as a principal and statutory employer or borrowing employer and shall be further endorsed to waive unconditionally those underwriter's or insurer's rights of subrogation against
NGS.

6.    INSURANCE

      The Contractor agrees to procure and maintain at its sole cost and expense, policies of insurance in the minimum amounts outlined on that certain document identified as "Insurance Requirements for Contractor Services,"
attached hereto as Exhibit "A". Contractor will furnish to NGS certificates of insurance evidencing the fact that proper insurance has been secured and no work shall be commenced unless the certificates are on file with NGS. MTEM will provide at least thirty (30) days prior written notice to NGS if the policies are changed or cancelled.

7.    WARRANTIES

      7.1 Warranties. Contractor represents and warrants that the Services shall be performed in accordance with the Statement of Work, in a good and workmanlike manner, and that all of Contractor Group's personnel and equipment shall be fully qualified and fit for their respective assignments, in accordance with good industry practice and custom.

      7.2   LIMITATIONS OF WARRANTIES REGARDING THE DELIVERABLES.

      7.2.1 EXCEPT AS SET FORTH IN SECTION 7.1, NO WARRANTIES ARE GIVEN BY THE
CONTRACTOR IN RELATION TO THE SERVICES OR THE USE TO WHICH THE DELIVERABLES MAY
BE PUT. IN PARTICULAR, NGS AGREES THAT THE CONTRACTOR WILL HAVE NO LIABILITY OR
RESPONSIBILITY FOR ANY DECISION TAKEN BASED UPON ANY DELIVERABLE, AND THAT
NOTHING CONTAINED IN ANY DELIVERABLE SHOULD BE TAKEN TO IMPLY ANY RECOMMENDATION
OR ENDORSEMENT OF THE CONTRACTOR TO ANY PARTICULAR COURSE OF ACTION.

      7.2.2 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE CONTRACTOR
DISCLAIMS ALL IMPLIED REPRESENTATIONS, WARRANTIES, CONDITIONS, OBLIGATIONS OR
DUTIES OF EVERY NATURE (INCLUDING, WITHOUT LIMITATION, ANY EQUITABLE, COMMON LAW
OR STATUTORY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY
AND/OR SATISFACTORINESS) IN RESPECT OF THE SERVICES AND ANY DELIVERABLE.
ACCORDINGLY, ALL SUCH IMPLIED REPRESENTATIONS, WARRANTIES, CONDITIONS,
OBLIGATIONS OR DUTIES ARE EXCLUDED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAWS.

      7.2.3 CONTRACTOR  SHALL NOT BE LIABLE FOR ANY  CONSEQUENTIAL  OR INDIRECT LOSS
OR LOSS OF PROFIT,  BUSINESS,  DATA, REVENUE,  GOODWILL OR ANTICIPATED SAVINGS WHICH
ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

      7.3   LIMITS OF LIABILITY REGARDING THE DELIVERABLES

      TO THE CONTRARY NOTWITHSTANDING, CONTRACTOR'S AGGREGATE LIABILITY ARISING
FROM SECTIONS 7.1 AND 7.2 SHALL NOT EXCEED 1) THE SUMS PAID AND DUE TO BE PAID
UNDER THE STATEMENT OF WORK FOR THE SERVICES OR DELIVERABLES IN QUESTION AS AT
THE DATE OF THE MATTER GIVING RISE TO THE CLAIM, OR 2) AMOUNTS WHICH BY LAW MAY
NOT BE LIMITED OR EXCLUDED.

      7.4 NOTHING IN THIS AGREEMENT LIMITS OR EXCLUDES THE LIABILITY OF THE
CONTRACTOR UNDER ANY INDEMNITY OR OTHER LIABILITY IN THIS AGREEMENT, INCLUDING
FOR DEATH, PERSONAL INJURY OR PROPERTY DAMAGE UNDERTAKEN BY CONTRACTOR, OR IN
RELATION TO ANY MATTER WHICH BY LAW MAY NOT BE LIMITED OR EXCLUDED.

8.    INDEMNIFICATION

      8.1 Notice of Indemnities. CONTRACTOR AND NGS AGREE THAT THIS STATEMENT
COMPLIES WITH THE REQUIREMENT KNOWN AS THE EXPRESS NEGLIGENCE RULE TO EXPRESSLY
STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS
AGREEMENT HAS PROVISIONS REGARDING NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.
BOTH PARTIES REPRESENT TO EACH OTHER (1) THAT THEY HAVE CONSULTED AN ATTORNEY
CONCERNING THIS AGREEMENT OR, IF THEY HAVE NOT CONSULTED AN ATTORNEY, THAT THEY
HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO, AND
(2) THAT THEY FULLY UNDERSTAND THEIR RIGHTS AND OBLIGATIONS UNDER THIS
AGREEMENT.

      8.2   SPECIFIC INDEMNITIES

      8.2.1 CONTRACTOR AGREES TO AND SHALL FULLY DEFEND, PROTECT, INDEMNIFY,
HOLD HARMLESS, AND RENDER WHOLE THE NGS GROUP, FROM AND AGAINST EACH AND EVERY
CLAIM, DEMAND, OR CAUSE OF ACTION, AND ANY LIABILITY, COST OR EXPENSE,
INCLUDING, BUT NOT LIMITED TO REASONABLE ATTORNEY'S FEES AND EXPENSES INCURRED
IN THE DEFENSE OF THE NGS GROUP, IN CONNECTION WITH SUCH CLAIM, DEMAND OR CAUSE
OF ACTION WHICH MAY BE MADE OR ASSERTED BY OR ON BEHALF OF CONTRACTOR'S GROUP,
ON ACCOUNT OF PERSONAL INJURY, BODILY INJURY, OR DEATH, OR PROPERTY DAMAGE
CAUSED BY, ARISING OUT OF, OR IN ANY WAY INCIDENTAL OR ATTRIBUTABLE TO OR IN
CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT AND THE SERVICES. THIS
INDEMNITY SHALL NOT APPLY IF DAMAGE IS CAUSED, OR ALLEGED TO BE CAUSED, BY THE
GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE NGS GROUP. NGS SHALL NOTIFY
CONTRACTOR IMMEDIATELY OF ANY CLAIM, DEMAND, OR SUIT THAT MAY BE PRESENTED TO IT
BY ANY MEMBER OF THE CONTRACTOR GROUP, AFFORDING THE CONTRACTOR A FULL
OPPORTUNITY TO ASSUME THE DEFENSE OF SUCH CLAIM, DEMAND, OR SUIT, AND TO PROTECT
NGS AND CONTRACTOR UNDER THE OBLIGATIONS OF THIS SECTION.

      8.2.2 NGS AGREES TO AND SHALL FULLY DEFEND, PROTECT, INDEMNIFY, HOLD
HARMLESS, AND RENDER WHOLE THE CONTRACTOR GROUP FROM AND AGAINST EACH AND EVERY
CLAIM, DEMAND, OR CAUSE OF ACTION, AND ANY LIABILITY, COST OR EXPENSE,
INCLUDING, BUT NOT LIMITED TO REASONABLE ATTORNEY'S FEES AND EXPENSES INCURRED

IN THE DEFENSE OF THE CONTRACTOR GROUP, IN CONNECTION WITH SUCH CLAIM, DEMAND OR
CAUSE OF ACTION WHICH MAY BE MADE OR ASSERTED BY OR ON BEHALF OF THE NGS GROUP,
ON ACCOUNT OF PERSONAL INJURY, BODILY INJURY, OR DEATH, OR PROPERTY DAMAGE
CAUSED BY, ARISING OUT OF, OR IN ANY WAY INCIDENTAL OR ATTRIBUTABLE TO OR IN
CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT AND THE SERVICES PERFORMED
UNDER SAID AGREEMENT. THIS INDEMNITY SHALL NOT APPLY IF THE DAMAGE CAUSED, OR
ALLEGED TO BE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE
CONTRACTOR GROUP. CONTRACTOR SHALL NOTIFY NGS IMMEDIATELY OF ANY CLAIM, DEMAND,
OR SUIT THAT MAY BE PRESENTED TO IT BY THE NGS GROUP, AFFORDING NGS FULL
OPPORTUNITY TO ASSUME THE DEFENSE OF SUCH CLAIM, DEMAND, OR SUIT, AND TO PROTECT
CONTRACTOR AND NGS UNDER THE OBLIGATIONS OF THIS SECTION.

      8.2.3 THE OBLIGATIONS TO RELEASE, TO DEFEND, AND TO INDEMNIFY CONTAINED IN
SECTIONS 8.2.1, 8.2.2 AND 8.24 SHALL APPLY EVEN IF CAUSED, IN WHOLE OR IN PART,
BY THE JOINT, SOLE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT,
WHETHER PASSIVE OR ACTIVE, OF ANY PERSON OR ENTITY, INCLUDING BUT NOT LIMITED TO
THE INDEMNIFIED PARTIES.

      8.2.4. CONTRACTOR AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS
AND RELEASE NGS AND THE NGS GROUP FROM AND AGAINST ANY MANNER OF LOSS,
LIABILITY, CLAIM, DAMAGE, PENALTY OR COST (INCLUDING, BUT NOT LIMITED TO,
REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RELATED TO ANY INJURY OR DEATH OR
DAMAGE TO THE PROPERTY OF ANY THIRD PARTY WHICH IS INCURRED UNDER THE
PERFORMANCE OF THIS AGREEMENT. NGS AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD
HARMLESS AND RELEASE CONTRACTOR FROM AND AGAINST ANY MANNER OF LOSS, LIABILITY,
CLAIM, DAMAGE, PENALTY OR COST (INCLUDING, BUT NOT LIMITED TO, REASONABLE
ATTORNEYS' FEES) ARISING OUT OF OR RELATED TO ANY INJURY OR DEATH OR DAMAGE TO
THE PROPERTY OF ANY THIRD PARTY WHICH IS INCURRED DURING THE PERFORMANCE OF THIS
AGREEMENT AND WHICH IS SOLELY DUE TO THE ACTIONS OF THE NGS GROUP. AS USED
HEREIN, "THIRD PARTY" MEANS ANY PERSON OR ENTITY NOT A MEMBER OF THE RELEVANT
GROUP.

                                       10

      8.2.5 NGS AGREES TO PROTECT, DEFEND, INDEMNIFY, HOLD HARMLESS AND RELEASE
THE CONTRACTOR GROUP, FROM AND AGAINST ANY MANNER OF LOSS, LIABILITY, CLAIM,
DAMAGE, PENALTY OR COST (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS'
FEES) ARISING OUT OF OR RELATED TO ANY USE OF THE DELIVERABLES BY NGS OR ANY
PARTY AUTHORIZED TO USE THEM BY NGS.

9.    SUBCONTRACTING.

      Either Party may sub-contract the provision of all or any part of its obligations under this Agreement. In such case, or if either Party contracts for the furnishing of any services or material required to be furnished by a sub-contractor, then such contracts will contain releases of liability for damage to property of such subcontractor, insurance requirements, and a hold harmless provision at least equivalent to the terms set out in this Agreement.
Either Party shall be responsible for all acts or omissions of its sub-contractors.

10.   FORCE MAJEURE.

      Except for the duty to make payments hereunder when due, indemnification, and confidentiality provisions under the Agreement, any delay or failure by either Party in performing an obligation under this Agreement caused by an event of Force Majeure will not be deemed to be a breach of or failure to perform under this Agreement. Each Party will use commercially reasonable efforts to resume performance as soon as practicable, although neither Contractor nor sub-contractor will be required against its will to adjust any labor or similar disputes except in accordance with applicable law. For the purposes of this
Agreement, an event of "Force Majeure" shall be a defined as an act of God, action of the elements (including without limitation inclement weather), warlike action, insurrection, revolution or civil strife, piracy, civil war or hostile action, strikes, differences with workers, acts of public enemies, federal or state laws, rules and regulations of any governmental authorities having jurisdiction in the premises or of any other group, organization of informal association (whether or not formally recognized as a government); or any other causes (except financial) beyond the control of either Party.

11.   CONFIDENTIALITY

      11.1. Each Party ("Receiving Party") agrees that it shall not disclose to any third party any Confidential Information (as hereinafter defined) concerning the trade secrets, methods, processes, technology, or procedures or any other confidential and proprietary information of the other Party which it learns during the course of its performance of this Agreement or which is disclosed to it by the other Party ("Disclosing Party"), without the prior written consent of such Disclosing Party.

                                       11

      11.2 The Receiving Party may disclose or use the Confidential Information without prior written consent of the Disclosing Party only to the extent such information is:

      11.2.1 already known to the Receiving Party as of the date of disclosure hereunder; or

      11.2.2 already in possession of the public or becomes available to the public other than through the act or omission of the Receiving Party in breach hereof; or

      11.2.3 required to be disclosed under applicable law or by a governmental order, decree, regulation or rule (provided that the Receiving Party shall give written notice to the Disclosing Party prior to such disclosure); or

      11.2.4 is acquired independently from a third party that, to the knowledge of the Receiving Party, has the right to disseminate such information at the time it is acquired by the Receiving Party; or

      11.2.5 is otherwise independently developed by the Receiving Party without any use of any of the Confidential Information of the Disclosing Party.

      11.3 The Receiving Party shall be entitled to disclose Confidential
      Information without the Disclosing Party's prior written consent to the following persons (the "Representatives"), to the extent the
      Representatives need to know such Confidential Information for the purpose of assisting the Receiving Party with the evaluation of the Transaction, are informed of the confidential nature of the Confidential Information and agree to be bound by the terms of this Agreement:

            (i)   employees, officers and directors of the Receiving Party; or

            (ii)  the Receiving Party's Affiliates and the employees, officers and directors of such Affiliates; or

            (ii)  any professional consultant, advisor or agent retained by the
                  Receiving Party in connection with the provision or receipt of the Services, provided such is not a competitor of the
                  Disclosing Party.

      11.4 The Receiving Party shall be responsible for ensuring that all of its
      Representatives to whom the Confidential Information is disclosed under this Agreement shall keep such information confidential in accordance with the terms of this Agreement and shall not disclose, divulge or use such
      Confidential Information in violation of this Agreement. The Receiving
      Party shall be responsible to the Disclosing Party for any breach of this
      Agreement by the Representatives of the Receiving Party.

                                       12

      11.5 The Confidential Information shall remain the property of the
      Disclosing Party, and, subject to the provisions of section 15.1.2, the
      Disclosing Party may demand the return thereof at any time upon giving written notice to the Receiving Party. Promptly after receipt of such notice, the Receiving Party shall return all of the original Confidential
      Information and copies thereof (both written and electronic) in its possession and in the possession of Representatives to whom it was disclosed pursuant to the terms hereof.

      11.6 If the Receiving Party becomes legally compelled to disclose any of the Confidential Information, the Receiving Party will provide the
      Disclosing Party with prompt notice so that the Disclosing Party may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, the Receiving Party will furnish only that portion of the Confidential Information which is legally required, and the Receiving Party will cooperate with the Disclosing Party's counsel at the Disclosing Party's cost to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the same.

"Confidential Information" shall be defined as all information furnished by the
Disclosing Party or any Person (as hereinafter defined) acting with the
Disclosing Party or on its behalf, including without limitation, partners, employees, agents, representatives, attorneys, accountants, and consultants
(collectively, "Disclosing Party's Representatives"), to the Receiving Party or
any Person (as defined below) acting on Receiving Party's behalf (collectively,
"Receiving Party's Representatives"), including without limitation, any
Deliverable to the extent only that it contains or is based on any such furnished information or reflecting Contractor's review or evaluation of any information furnished by NGS or any Person acting with NGS or on its behalf. The term "Person" as used in this Agreement shall be interpreted broadly to include, without limitation, any corporation, company, entity, trust, group, partnership or individual. Notwithstanding the above, the obligation of confidentiality in regards to the Deliverables shall apply only to Contractor Group provided that the disclosure does not include any direct information as to the Contractor's
Intellectual Property Rights.

      Subject to the approval by NGS, this confidentiality obligation will survive the expiration or termination of this Agreement for five (5) years after such expiration or termination, provided that the Contractor may not disclose any portion of the Deliverables, as defined under Confidential Information, after such expiration or termination without the express written consent of NGS.

                                       13

      Except as to disclosures required by law or regulation, neither Party shall make any press announcements or otherwise publish any matter connected with this Agreement without the prior written consent of the other Party, which approval shall not be unreasonably withheld.

12. INTELLECTUAL PROPERTY

      12.1 The Parties acknowledge that, except in relation to any specific rights granted to NGS to make use of and disclose the Deliverables, no rights or licenses are granted by this Agreement. In particular, no rights or licenses are granted by this Agreement in or to the EM Technology or any other Intellectual
Property Rights owned or licensed by the Contractor, and all such rights shall remain owned by the Contractor or its licensors.

      12.2 Any other provision in this Agreement to the contrary notwithstanding, and in addition to all other indemnity provisions herein,
Contractor represents and warrants that the use or construction of any and all tools, technology and equipment furnished by Contractor and used in the work provided for herein does not infringe on any third party intellectual property rights, and Contractor agrees to indemnify and hold the NGS Group harmless from any and all claims, demands, and causes of action of every kind and character in favor of or made by a patentee, licensee, or claimant of any rights or priority to such tool, technology or equipment, or the use or construction thereof, that may result from or arise out of furnishing or use of any such tool, technology or equipment by Contractor in connection with the work, provided that the
Contractor is given immediate and complete control of such claims. The
Contractor shall have the right to replace or change all or any part of the intellectual property in order to avoid any infringement.

      12.3 NGS agrees that the Contractor shall have the sole right to defend any such claims and make settlements thereof at its own discretion, subject to such settlement not adversely impacting NGS.

      12.4 In the event that any such infringement occurs or may occur, the
Contractor may at its sole option and expense:

      12.4.1 Modify or amend the intellectual property or infringing tool so that the same becomes non-infringing; or

      12.4.2 Replace the intellectual property or infringing tool by other intellectual property of similar capability; or

      12.4.3 Repay NGS all amounts received under this Agreement.

                                       14

13. DISPUTE RESOLUTION

      Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of relating to this Agreement may be commenced until this matter has been submitted to non-binding mediation at the American
Arbitration Association ("AAA"). The Parties will attempt to resolve any dispute or claim arising out of or relating to this Agreement promptly through direct negotiations. If the matter is not resolved within fourteen (14) days through negotiation, either Party may commence mediation by providing to the AAA and the other Party, a request for mediation, setting forth the subject matter of the dispute, the specific details of the dispute, and the relief requested. The
Parties will mutually cooperate with AAA and with one another to select a mediator from AAAs panel of neutral mediators and in scheduling the mediation proceedings. The Parties stipulate and agree that they will participate in mediation in good faith and that they will share equally in all costs relating to the mediation, excluding each Party's own costs and expenses. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator and any AAA employee, are confidential, privileged, and inadmissible for any purposes including impeachment in any litigation or other proceeding involving the Parties, provided that the evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any Party may seek equitable relief prior to the mediation to preserve the status quo only, pending the completion of the mediation process. Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matter submitted to mediation until after the completion of the initial mediation session, or forty-five (45) days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire. The provisions of this section may be enforced by any court of competent jurisdiction and the parties seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorney's fees to be paid by the party against whom enforcement is ordered.

14.   TERMINATION

      14.1 Either party shall be entitled immediately to terminate this
Agreement and/or any Statement of Work by written notice to the other if:

      14.1.1 that other Party commits any material breach of the provisions of this Agreement and fails to cure any material breach within twenty one (21) days after receipt of a written notice giving full particulars of the material breach. For the avoidance of doubt, any failure to pay any invoice or expense identified in a Statement of Work when due will be a material breach of this
Agreement unless such failure to pay is due to a bona fide dispute as to the invoice or expense as provided in clause 3.2.2; or

                                       15

      14.1.2 an administrator, receiver, administrative receiver, supervisor or similar official is appointed over any of the property or assets of that other
Party; or

      14.1.3 the other Party makes any voluntary arrangement with its creditors or becomes subject to an administration order or becomes or is declared bankrupt; or

      14.1.4 the other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the solvent company resulting therefrom effectively agrees to be bound by or assumes the obligations imposed on that other Party under this Agreement); or

      14.1.5 the other Party suffers any analogous proceedings to those set out in sections 14.1.2 to 14.1.4 above

      14.2  The Contractor may terminate this Agreement if:

      14.2.1 NGS has not submitted a bona fide SOW for utilization of the
Services of the Contractor at least once within the consecutive eighteen (18)
month period from the Effective Date, unless the failure to utilize the
Contractor's services hereunder is the result of the actions or inactions of the
Contractor in material breach of this Agreement or an event of Force Majeure.

15.   CONSEQUENCES OF EXPIRATION OR TERMINATION

      15.1 Upon expiration or termination of a Statement of Work or this
Agreement howsoever caused:

      15.1.1 the Contractor will cease to provide the Services under the
Statement of Work or Agreement (as appropriate);

      15.1.2 each Party will cease use of any Confidential Information belonging to the other which has been provided or obtained in relation to the terminated
Services, and shall return or destroy on request such of the original versions of any such Confidential Information and copies thereof that are in its possession

      15.1.3 all sums accrued to the date of termination and due to be paid to the Contractor relative to the Statement of Work or Agreement (as appropriate)
shall become immediately payable by NGS, except those charge that are the subject of a bona fide dispute under clause 3.2.2.

15.2 Expiration or termination of a Statement of Work or this Agreement shall be without prejudice to any accrued rights or liabilities of the parties and to the continuation in force of all provisions which are expressed to or by implication remain in force following expiration or termination or which would be intended by the parties to continue beyond expiration or termination.

                                       16

15.3  The following sections will survive expiration or termination of this
      Agreement: 5, 7, 8, 11-16, 19, 21-24 and 26-28.

16.   GOVERNING LAW

16.1 This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Texas.

16.2 Contractor and NGS each agree to comply with all laws, rules and regulations, Federal, state and municipal, which are now or may become applicable to operations covered by this Agreement or arising out of the performance of the Services.

16.3 If any provision of this Agreement is inconsistent with or contrary to any applicable Federal, state or municipal law, rule or regulation, said provision will be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified, said provision and this Agreement shall continue in full force and effect.

16.4 SUBJECT TO SECTION 13, IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT ANY
SUIT OR PROCEEDING HEREUNDER SHALL BE BROUGHT EXCLUSIVELY IN THE STATE AND
FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. EACH PARTY CONSENTS TO THE
PERSONAL JURISDICTION OF THE TEXAS STATE AND FEDERAL COURTS AND WAIVES ANY
OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM.

17.   ASSIGNMENT

      Neither Party may assign this agreement nor its rights or obligations under this Agreement nor novate this Agreement without the prior written consent of the other Party, not to be unreasonably withheld or delayed, provided that either Party may assign or novate this Agreement without the need for consent to a wholly-owned subsidiary of that Party, on giving the other Party written notice to this effect.

18.   COOPERATION IN MARKETING.

      Subject to the prior written consent of NGS, not to be unreasonably withheld, Contractor may utilize that portion of the Deliverables from the first
Statement of Work that lies solely and completely on oil and gas property in which NGS owns a majority of the interest in the marketing of its multi-transient electromagnetic survey technology. For clarity, Contractor may not utilize any Deliverable that covers any property or depth that is not owned by NGS. NGS shall reasonably cooperate in such efforts by providing references and the disclosure of the Parties' participation in the Services.

                                       17

19.   LIENS

      Each Party will promptly pay any and all amounts owing by it for taxes, licenses, fees levied or assessed and for work performed, services rendered or materials furnished in connection with this Agreement so that no such claim or lien will ever attach, or be permitted to attach, to the other Party's property, whether real or personal, and each Party hereby indemnifies the other Party against any and all such claims and liens. Notwithstanding the words of this section, or any other section of this Agreement to the contrary, Contractor retains any and all rights and does not waive any rights to collect the amounts owed Contractor by NGS, including the right to file, perfect or continue a lien for work performed by Contractor under this Agreement.

20.   AUTHORITY

      Each Party has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of each Party have been taken to authorize the execution, delivery and performance of this
Agreement. This Agreement has been duly authorized, executed and delivered by each Party, constitutes the legal, valid and binding obligation of each Party, and is enforceable in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by either Party for the execution, delivery or performance of this Agreement. No consent of any Party to any contract, agreement, instrument, lease, arrangement or understanding to which either Party is a signer, or to which any of its properties or assets is subject, is required for the execution, delivery or performance of this Agreement

21.   FURTHER ASSURANCES

      The Parties agree to execute and deliver any and all other mutually acceptable instruments and/or documents reasonably necessary to accomplish the transaction contemplated hereby. Each Party hereto shall from time to time at the cost of the other Party do and perform such further acts and execute and deliver such further instruments and documents as may be required or reasonably requested by other Party to carry out and effect the intentions and purposes of this Agreement.

22.   LEGAL REVIEW

      The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement, including the opportunity to submit the same to legal counsel for review and comment. Based on

                                       18

said review and consultation, the Parties agree with each and every term contained in the Agreement. Based on the foregoing, the Parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

23.   NOTICES

      Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the Party to whom it is to be given at the address of such Party set forth below. Notices hereunder shall be deemed delivered upon receipt.

      NGS:        820 Gessner, Suite 1340
                  Houston, Texas 77024
                  Facsimile: 713-935-0199
                  Attention: Company President

      Contractor: 40 Sciennes
                  Edinburgh, Scotland EH9 1NJ
                  Facsimile: +44 131 466 3512
                  Attention: Company Secretary

Any Party may give written notice of a change in the address or individual to whom delivery shall be made provided such notice is given at least ten (10)
business days prior to becoming effective

24.     NON SOLICITATION

        Neither Party shall, during the period of the Agreement or for twelve
(12) months after its expiration or termination for whatever reason, employ, solicit or endeavour to entice away from any person who is, or has been during the said period, an officer, director, employee or contractor ("Personnel") of the other party and who is or has been engaged in the provision or receipt of the Services.

25.     ENTIRETY

      This Agreement, together with the exhibit identified herein and attached hereto, embodies the entire agreement between the Parties, superseding, all prior agreements, negotiations, letters of intent, arrangements and understandings related to the subject matter hereof either written or oral, and may only be supplemented, altered, amended, modified, or revoked by a writing signed by duly authorized representatives of the Parties. Notwithstanding the

                                       19

provisions of this paragraph, no Party shall be bound by, subject to, or deemed a Party to, any agreement between the Parties which have not been duly executed by, or on behalf of, such Party.

26.   WAIVER AND PRECEDENCE

      Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the
Party waiving compliance. Except as otherwise expressly provided in this
Agreement, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party's right to enforce the same.

In the event of any conflict between the terms of this Agreement and a Statement of Work, the terms of this Agreement will prevail, other than where the
Statement of Work expressly references a section of this Agreement and states that it is not to be disapplied or is amended by the provisions of the Statement of Work.

27.   BINDING EFFECT

      All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns. Any permitted assignment of the Parties' rights hereunder to any third party shall be made expressly subject to all of the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement.

28.   SEVERABILITY

      If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

29.   HEADINGS

      The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this
Agreement.

30.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       20

      IN WITNESS WHEREOF, this Agreement has been approved and executed by the duly authorized officer of each Party, all as of the date first above written and shall be effective as of the Effective Date .

NGS Technologies, Inc.              MTEM, Ltd.

By: ______________________          By: ______________________
      Robert S. Herlin,                   Leon Walker,
      Chief Executive Officer             Chief Executive Officer

                                       21

                                    EXHIBIT "A"
                    Attached to and made a part of that certain
                              Master Service Agreement
                      Dated September 29, 2005, by and between
                               NGS Technologies, Inc.
                                   and MTEM, Ltd.

                           INSURANCE REQUIREMENTS FOR ALL
                                CONTRACTOR SERVICES

             Minimum Insurance Coverage to be Maintained by Contractor

1.    EMPLOYER'S LIABILITY

      INSURER                   Chubb

      POLICY NUMBER             35772536

      LIMIT OF LIABILITY        (pound)10,000,000

2.    PRIMARY PUBLIC/PRODUCTS LIABILITY

      INSURER                   Chubb

      POLICY NUMBER             35772536

      LIMIT OF LIABILITY        (pound)5,000,000 any one occurrence unlimited in
                                the period of insurance for Public Liability and
                                in the aggregate in the period of insurance for
                                Products Liability

      DEDUCTIBLES               (pound)1,000 each and every loss in respect of
                                third party property damage increasing to
                                (pound)10,000 in respect of heat work

3.    Adequate Worker's Compensation Insurance and Employers' Liability
      Insurance complying with applicable state laws with limits of $1,000,000 covering all Contractor's subcontracted U.S. employees working under this
      Agreement.

                                       22

4.    Automobile Liability Insurance, covering owned, hired and non-owned vehicles, with a combined Bodily Injury and Property Damage Limit of
      $1,000,000.

5.    Physical Damage Insurance on Contractor's property to the extent of its fair market value with any deductible to be for the account of the
      Contractor.

6.    In the event operations are over water, Contractor shall carry in addition to the Statutory Workers' Compensation Insurance, endorsements covering liability under the Longshoreman's and Harbor Workers' Compensation Act,
      with Outer Continental Shelf Lands Act Extension and Maritime Liability,
      including wages, transportation, maintenance and cure with limits of
      (pound)10,000,000 for each death or injury to one person and
      (pound)10,000,000 for any one accident, and endorsed to provide that a claim "in rem" will be treated as a claim "in personam."

7.    If Contractor rents or leases marine equipment and/or furnishes marine services hereunder, Contractor, in additions to all applicable insurance coverage provided in this Exhibit A, shall carry adequate Protection and
      Indemnity Insurance or Commercial General Liability Insurance with
      Watercraft exclusion deleted, and endorsed to include Contractual
      Liability coverage covering vessel or vessels used and its equipment.
      Contractor shall also carry Hull Insurance in such amounts and against such risks as Contractor deems adequate to compensate it fully for loss or damage to said property, and in the event of damage or loss of such property, to look to its insurance carrier for payment of such loss or damage and hereby releases Company and waives any claim for loss of such property or damages that may result to Contractor in excess of any sum that it may receive from its insurance carrier because of such loss or damage. Contractor shall not use any vessel in the performance of work for
      Company at any time unless said vessel is adequately covered by insurance, as herein provided, and is operated within the navigation limits of the insurance policies.

8.    Aviation Liability Insurance to cover aircraft, if any, owned, chartered, or hired by Contractor and used for or in connection with the performance of this Contract with a combined Bodily Injury and Property Damage Limit of not less than $1,000,000 per accident or occurrence.

9.    Prior to commencing work for NGS, Contractor shall obtain from its insurers a waiver of subrogation against the NGS Group and any operator or owner for whom NGS is performing operations or services in all of the insurance policies set forth in this Exhibit A, to include all insurance carried by Contractor protecting against loss or damage to its property and equipment employed in the performance of this Agreement.

                                       23

10.   All insurance shall be carried in a company or companies with an A.M. Best rating of at least A+, or equivalent, and shall be maintained in full force and effect during the term of this Agreement, and shall not be cancelled, altered, or amended without thirty (30) days prior written notice having first been furnished NGS. NGS herein approves Chubb as an acceptable company.

11.   Additionally, to the extent Contractor assumes liability hereunder, and agrees to indemnify NGS, the NGS Group shall be named additional insureds in all such insurance policies (with exception of Workers' Compensation coverage) or shall be covered by an "indemnity to principals" clause, with all such insurance being primary to any insurance of NGS that may apply to any such occurrence, accident or claim.

12.   No "other insurance" provision shall be applicable to the NGS Group by virtue of having been named an additional insured, loss payee, or covered by an
      "indemnity to principals" clause under any policy of insurance.  Contractor agrees to furnish NGS a certificate or certificates evidencing coverage in accordance with the requirements of this Exhibit A and when requested by NGS, to furnish certified copies of all said insurance policies.  These requirements shall be conditions precedent to the payment of any sums that may be due Contractor.

13.   In the event Contractor is a self-insurer and NGS has consented to
      Contractor being a self-insurer as to any one or more of the risks as to which coverage is herein required, evidence of such consent must be in writing and approved by a representative of NGS authorized to enter into such consent agreement.

Any and all deductibles in the above described insurance policies shall be assumed by, for the account of, and at Contractor's sole risk.

                                       24

MTEM
MULTI TRANSIENT

STATEMENT OF WORK

This Statement of Work is executed on this the 29th day of September, 2005 (the "**Effective Date**") by and between NGS Technologies, Inc. (hereinafter referred to as "NGS") and MTEM, Ltd. (hereinafter referred to as the "**Contractor**") pursuant to the terms of that certain Master Services Agreement ("**Agreement**") between NGS and Contractor dated the 29th day of September, 2005.

A Description of services

The work involves the execution of a multi-transient electromagnetic survey using EM Technology, and the provision of a Real Time Appraisal ("**RTA**") report over the survey distance and lines described in Section B (i) (a) & (b) below (the "**Program**"), with the purpose of providing information about the subsurface in the zones indicated in Appendix A – Targets, to this Statement of Work including:

1. Common offset sections of pseudo resistivity against time; and
2. Travel time to resistivity mapping producing a cross-section of pseudo-resistivity against pseudo-depth.

The final processing, inversion and analysis will be carried out at the Contractor's premises in Edinburgh, United Kingdom.

i Survey Program location and access

The survey will be carried out over and across the Delhi Field, located in Franklin, Madison, and Richland Parishes, State of Louisiana, United States of America, which is more fully identified on the map which is attached hereto.

The Program lines lie south, east, and west of the town of Delhi, Louisiana.

The area is accessible from highway I-20.

ii Survey Area Terrain

The terrain in the Program area is characterised by agricultural land with areas of arable and grazing; afforested areas with arboreal canopy and thick undergrowth; and creeks and sloughs involving standing water.

The area is a mature oilfield and there is typical oilfield infrastructure throughout in terms of pipelines, flow lines, well heads, power cables, etc.

iii Mobilization date and survey commencement

The Contractor will use commercially reasonable efforts to commence data acquisition by October 15, 2005 (hereinafter referred to as the "**Mobilization Date**"), subject to NGS obtaining the necessary and timely consent, approval, and/or permission.

1

Statement of Work MTEM Limited - Confidential & Proprietary

iv Duration of survey and Demobilization date

The Contractor will use commercially reasonable efforts to:

- Conduct the survey in accordance with the technique set out in Section B below; and
- Complete the survey within thirty (30) days from the Mobilization Date.

The Demobilization date shall mean the date on which the data acquisition is completed and the Contractor field kit is picked up from the last survey line.

NGS will use commercially reasonable efforts to ensure that sufficient permitting lead is maintained so that the survey can be performed seven (7) days per week, with a working day (including travel time) being the lesser of either 12 hours or of daylight hours.

B Technique and Deliverables

i Technical specifications and Deliverables.

The Contractor will perform the Services based on the following information.

Acquisition Parameters

		Targets < 3400 ft	Targets > 3400 ft
a)	Program size:	38.3 surface miles approximately	11.0 miles approximately
b)	Number of lines:	6 (lines 1, 2, 3, 4, 5, 6)	1 (line 6 repeat)
c)	Source interval:	330 feet	990 feet
d)	Source location:	Centered on receiver station	Centered on receiver station
e)	Receiver station interval:	330 feet	990 feet
f)	Receiver location:	Centered on station	Centered on station
g)	Receiver array:	2 (two) single electrodes separated by 1 station interval	2 (two) single electrodes separated by 1 station interval
h)	Spread type:	End on	End on
i)	Spread geometry:	0 - 1650 - 14850 feet	0 – 4950 – 44550 feet
j)	Source gap:	5 stations	5 stations
k)	Reverse shot:	minimum of 1 per line	minimum of 1 per line

Instrumentation

l)	Recording system:	MTEM Helium System
m)	Number of live channels:	40 plus AUX
n)	Tape Format:	SEG Y

Source Data

o)	Source Switch:	Zonge GGT-30
p)	Source Control:	MTEM Helium SCU

2

Statement of Work

MTEM Limited - Confidential & Proprietary

ii Deliverables

The Contractor will provide NGS with the following:

1. Field Data – daily

- For each source, an example of a source gather of the impulse response, in hardcopy and pdf digital.
- Hard copy of RTA for progress to date of current line.

2. Field Data – Program

- Field Report, hardcopy and digital.
- For each source, a set of source gathers of the impulse responses together with positioning data, in SEGY format on field tape.
- Observers Reports to accompany the SEGY tapes in hardcopy and digital.

3. Processing and Inversion Data – Program

- Inversion resistivity cross section versus depth, hardcopy and SEGY format on processing tape.
- Final Program Report, in hardcopy and digital

Contractor will use commercially reasonable efforts to deliver Deliverables 2 and 3 above within thirty (30) days of the Demobilization date.

C Personnel and Equipment to be provided by the Contractor

i The following is an indicative list of Contractor's crew personnel proposed to carry out the Services:

Qty	Position	Status	Provided by
1	Party Chief – Contractor Superintendent	permanent staff	Contractor
1	Assistant Party Chief/HSE	permanent staff	Contractor
1	Observer	permanent staff	Contractor
1	Field Geophysicist	permanent staff	Contractor
1	Source Technician	permanent staff	Contractor

3

Statement of Work

MTEM Limited - Confidential & Proprietary

ii The following table is an estimate of the quantity and type of vehicles required to perform the Services under this Statement of Work.

1	Instrument Truck
2	Station Wagon 4x4
2	Crew Cab / pick-up tray back 4x4
1	Crew Cab / panel wagon 4x4
3	Single Cab / pick-up tray back
1	Fuel Trailer 300 USgal diesel / 100 USgal petrol

iii The following table is an estimate of the quantity and type of sub-contractors required to perform the Services under this Statement of Work.

Qty	Position	Status	Provided by
as needed*	Topographical Survey Chief	Subcontractor	Contractor
as needed*	Topographical Survey Assistant	Subcontractor	Contractor
as needed*	Night Guards	Subcontractor	Contractor
as needed*	Cattle Guards	Subcontractor	Contractor
6	Line Crew labour	Subcontractor	Contractor
2	Line Crew driver/labour	Subcontractor	Contractor
2	Source Cable Crew labour	Subcontractor	Contractor
2	Source Cable Crew driver/labour	Subcontractor	Contractor
2	Source Electrode Operators	Subcontractor	Contractor
1	Source Technician's assistant	Subcontractor	Contractor
1	Trouble Shooter	Subcontractor	Contractor
as needed*	Trouble Shooter's assistant	Subcontractor	Contractor
as needed*	Road crossing attendants	Subcontractor	Contractor
as needed*	Paramedic	Subcontractor	Contractor

* As mutually agreed between the NGS Superintendent and the Party Chief.

iv Accommodation and messing

Accommodation (including reasonable laundry service) and messing will be arranged by Contractor for all Contractor personnel with the recommendation of NGS and, where required, subcontractors involved with the execution of the Services.

v Topographical survey

The setting out of survey pegs (stakes) at nominal programmed positions and post surveying of actual source and receiver electrode positions using RTKGPS will be in accordance with Contractor's standard S402 - Surveying and Positioning

vi Radios

Contractor will provide sufficient radios to provide adequate communication for safe and efficient field operations including where necessary vehicle radios (approx 8) and hand held radios (approx 8).

4

Statement of Work MTEM Limited - Confidential & Proprietary

vii Boats

As and when required, Contractor will provide boats to safely traverse waterways and swamp areas. Boats must meet the required standards of design and maintenance. A qualified person must be placed in charge of any such boat by Contractor. Contractor will provide appropriate PPE, including life jackets for all personnel who will use any such boats.

viii Fuel and oils

Contractor will provide fuel (petrol and diesel) and oils for all equipment necessary to carry out the Services, including but not limited to all vehicles, generators and where appropriate boats.

ix Line clearance

Contractor will provide personnel and equipment required to clear line as required to carry out the Services. Within the geophysical constraints, the survey lines will be planned to optimize the use of available access and open ground in the most efficient manner. Where access to certain areas of line to place equipment cannot be accessed as such either by vehicle, boat or on foot, it may be necessary to clear an access way by cutting vegetation or earth moving.

The MTEM Helium system requires GPS satellite data reception at each station along the entire length of the line. In situations where satellite view is prevented by vegetation, such as forest canopy, and where this cannot be resolved through line position planning or individual station offsetting then the obstacle must be removed.

x Clean up / Restoration

Contractor is responsible for carrying out any immediate remedial works relating to activities undertaken as part of the Services.

The NGS permitting manager will be responsible for determining what restoration is required and will be responsible for dealing with local land owners and agencies regarding consequential damages.

xi Guarding

The Contractor's equipment has high intellectual property value and contains very sensitive proprietary technology. All reasonable efforts shall be made to prevent its loss or damage. This includes the provision of security staff by Contractor at night time.

xii Medical

Where access to an emergency hospital facility is more than 30 minutes away from the work site or where such hospital facilities are not available during all work hours, a paramedic will be required to be present on crew.

5

Statement of Work

MTEM Limited - Confidential & Proprietary

D Materials, Services and Personnel to be provided and paid directly by NGS

i Personnel

Qty	Position	Status	Provided by
1*	NGS Superintendent	NGS Staff/Subcontractor	NGS
1*	Permitting Manager	Subcontractor/NGS staff	NGS

* these duties may be performed by the same person.

Accommodation and messing of NGS personnel will be provided by NGS or the NGS personnel as needed.

ii Permitting

NGS shall secure for Contractor rights of ingress and egress to the area where Services are to be performed by Contractor. NGS shall to the best of its knowledge inform Contractor of any limitations or restrictions affecting ingress and egress, and Contractor shall abide by such limitations or restrictions. Should Contractor be denied free access to such area for any reason not within the control of Contractor, Contractor shall immediately inform NGS Superintendent who will use reasonably commercial efforts to make good the access.

NGS shall be responsible for obtaining all licenses, permits and approvals required from any authority or company to enable the Services to be performed. For the avoidance of doubt this shall include any license being in the nature of a mineral exploration or prospecting license.

NGS shall obtain permissions for any line clearance operations which may be necessary, such operations being agreed beforehand by the NGS representative and the Contractor representative.

NGS shall provide for restoration costs which may arise as a result of the Services, such operations being agreed beforehand by the NGS representative and the Contractor representative.

NGS will meet any land owner or agency claim for compensation resulting from the execution of the Services provided that such activities were carried out as per the terms of this contract.

E Health, Safety and Environment

All work will be carried out in accordance with federal and state occupational safety and health and environmental standards and in line with the policies and procedures as set out in the Contractor's Management System, a copy of which is provided in digital format.

Specific hazards identified relating to the Program area, along with methods for their management, are outlined in the Site Specific Plan relating to the Services. This document is produced just prior to the commencement of operations and will be made available at that time.

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NGS will to the best of its knowledge identify to the Contractor any and all hazards and risks it relating to the Program area.

F. Contractor Costs, rates and charges

i Unless stated otherwise NGS shall pay for the Services as defined in Exhibit B of the Master Services Agreement (**"Contractor Costs").**

ii The following Tables 1-3 highlight the key, but not exhaustive, Contractor Costs detailed in section C and where able includes indicative daily rates or charges. Such Contractor Costs are for illustrative purposes only and may be subject to change as a result of any change in conditions or circumstances affecting the Services detailed in this Statement of Work and obtaining final rates and charges. Any such changes, other than those which result in a lower charge or which result in an increase of more than 10%, shall be agreed between NGS and Contractor, in writing, prior to any such change being effective.

All following key, but not exhaustive, Contractor Costs are stated in pounds sterling and exclude all reasonable Contractor and sub-contractor personnel travel costs (Contractor shall make every reasonable effort to arrange travel at the lowest cost to NGS, and all airline travel shall be coach class), local sales taxes, subsistence costs and Contractor field kit freight costs, which will be charged without uplift.

Table 1: Daily Service costs

Ref	**Cost item**	**Estimated total daily costs excluding uplift of 30% (£)**
C i	Contractor technical personnel salaries & related costs	£1,375
C ii	Vehicles: - hire costs - related insurance	£400 Not available**
C iii	Subcontractor costs	£1,742***
C iv	Accommodation & messing	£200
C vi	Radios	£30
N/a	MTEM acquisition / field processing system	£300
N/a	Consumables for acquisition and processing	£200
N/a	Sundry expenses (telecoms, internet, photocopying, courier, local travel, other travel etc.)	£50

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Statement of Work MTEM Limited - Confidential & Proprietary

Table 2: Other Service costs

Ref	Item	Estimated costs excluding uplift of 30% (£)
C vii	Boats	Not available**
C viii	Fuel and Oils	Not available**
C x	Line Clearance and Remedial	Not available**

Table 3: Other costs (stated amount includes labor)

Ref	Item	Estimated total daily costs excluding uplift of 30% (£)
	Data Processing (DP) Services	£500
	Data Inversion (DI) Services	£500

**Where no rate has been established next to the cost item then prior to incurring any cost the Party Chief will inform the NGS Superintendent.

*** Estimated subcontractor daily costs are based on the following assumptions and using a rate of exchange between US$ and £GBP of 1.8:

- Subcontractor labor rate per person per hour during weekdays:
  - for first 8 hours US$14.00
  - for next 4 hours US$21.00 (or during weekend days)
- Subcontractor labor rate per person per day of 12 hours (see A iv)
  - (8*US$14)+(4*US$21) = US$196
- Subcontractor labor rate per day based on 16 persons (C iii)
  - 16*US$196 = US$3,136 or £GBP1,742

G Invoicing milestones

i The Contractor shall be entitled to submit invoices to NGS for payment based on the following milestone schedule.

	Milestone	Invoice amount (£)
A	Mobilization date	£20,000
B	De-mobilization date	£30,000
C	Delivery of final Deliverable	Balance of Contractor Costs plus any uplift and other costs as detailed in F (i) and (ii)

ii All invoices and the payment thereof shall submitted in accordance with Section 3.2 of the Agreement.

iii All payments made by NGS to the Contractor will be made in pounds sterling (£) by bank wire (all associated costs of the wire to be paid by NGS) to the following:

Bank of Scotland plc

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Statement of Work MTEM Limited - Confidential & Proprietary

600 Gorgie Road
Edinburgh
EH11 3XP

Bank IBAN number: GB77BOFS12248206107904

BIC number: BOFSGBS1BBB

Bank account number: 06107904

Bank sort code: 12-24-82

H. Existing Agreement

This Statement of Work is executed pursuant to the terms and provisions of the Agreement by and between NGS and Contractor, in the event of any conflict with the provisions of this Statement of Work and the Agreement, the terms of the Agreement shall control.

IN WITNESS WHEREOF, this Statement of Work has been approved and executed by the duly authorized officer of each Party, and shall be effective as of the Effective Date set forth above.

"NGS"	**"CONTRACTOR"**
NGS Technologies, Inc.	**MTEM Ltd.**
By: ______________________ Robert S. Herlin, Chief Executive Officer	By: ______________________ Leon Walker, Chief Executive Officer

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STATEMENT OF WORK

APPENDIX A - TARGETS

NGS Targets and objectives

Confidential

MTEM

Delhi Oilfield looks something like this, originally thought to be one continuous Oil reservoir. In fact the reservoir consist of separate compartments as below:

Line of cross section on next page

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Statement of Work

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Geology

2900'
4000'
Munroe cap rock
Primary Target
Oil in sands
4,000-10,000'
Tertiary Target
Oil field????

See next page for secondary target.

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Statement of Work
MTEM Limited - Confidential & Proprietary

Targets

1 Each compartment had a well in it which watered out, this was probably due to poor casing so the entire compartment may still be full of oil with small watered out zones. It is assumed the watered out zone would not even show up with the MTEM technique as it is so small, if so then this is exactly the required result.

Oil
Watered out zone
well

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Statement of Work MTEM Limited - Confidential & Proprietary

Targets

2. This secondary target is expected to be very hard to image and survey design parameters should not be compromised in order to image this at the expense of any of the other targets

¼ mile
wells
Bypassed oil
¼ mile

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Statement of Work

MTEM Limited - Confidential & Proprietary

Targets

3 Missed targets down to 4000 untapped by existing wells.

4 New targets much deeper similar to what is found in Louisiana, large accumulation of oil between 4000' and 10000'

Targets 1-3 and 4 require different parameters it is therefore recommended that we should shoot line 3 twice. Once for the shallower objectives and once with wider spacing and longer offsets for the deep target.

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